Exhibit 4.1

THIS SECURITY (AS DEFINED HEREIN) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS A NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR “THE DEPOSITORY”). THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED. UNLESS AND UNTIL THIS SECURITY IS SO EXCHANGED, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR TO DTC OR A NOMINEE OF SUCH SUCCESSOR TO DTC.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1	$250,000,000
CUSIP No.: 427866 AN 8
ISIN: US427866AN84
Common Code: 026617472

THE HERSHEY COMPANY

5.300% NOTE DUE SEPTEMBER 1, 2011

The Hershey Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation), for value received, hereby promises to pay to Cede & Co., as a nominee of The Depository Trust Company, or its registered assigns, the principal sum of Two Hundred Fifty Million Dollars ($250,000,000), or such amount as is indicated in the records of the Trustee (as defined herein) and the Depository, on September 1, 2011 and to pay interest thereon semi-annually in arrears on March 1 and September 1 (each such date, an “Interest Payment Date”) of each year, commencing March 1, 2007, at the rate of 5.300% per annum until the principal hereof is paid or made available for payment. Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Notwithstanding the foregoing, this Security shall bear interest from the most recent

Interest Payment Date to which interest in respect hereof has been paid or duly provided for, unless (i) the date hereof is such an Interest Payment Date, in which case from the date hereof, provided, however, that if the Company shall default in the payment of interest due on the date hereof, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on this Security, from August 28, 2006, or (ii) no interest has been paid on this Security, in which case from August 28, 2006. Notwithstanding the foregoing, if the date hereof is after February 15 or August 15 (whether or not a Business Day) (the “Record Date”), as the case may be, next preceding an Interest Payment Date and before such Interest Payment Date, this Security shall bear interest from such Interest Payment Date, which interest shall be payable on the next succeeding Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on this Security, from August 28, 2006. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the Record Date next preceding such Interest Payment Date.

Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth on the face hereof.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: August 28, 2006

THE HERSHEY COMPANY

By:
Name:
Title:

Attest:

_____________________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: August 28, 2006

CITIBANK, N.A., as Trustee

By
Authorized Signatory

[REVERSE OF NOTE]

THE HERSHEY COMPANY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 16, 2005 (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited (except as provided in the Indenture) in aggregate principal amount to $250,000,000. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking funds (if any), may be subject to different covenants and Events of Default (as defined in the Indenture) and may otherwise vary as in the Indenture provided. The Indenture further provides that the Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates.

If an Event of Default with respect to Securities of this series shall occur and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding may declare the principal of the Securities of this series and accrued interest thereon, if any, to be due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and the consequences of any such defaults or Events of Default. Any such consent or waiver (unless revoked as provided in the Indenture) shall be conclusive and binding upon the holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, place and rate, if any, and in the coin or currency, herein prescribed.

This Security shall be exchangeable for Securities registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended (y) the Company executes and delivers to the Trustee an Officers’ Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depository for such Global Security shall direct.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security register, upon due presentment of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar, duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, having the same interest rate, if any, and maturity and having the same terms as this Security, of any authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of the series of which this Security is a part are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination having the same interest rate, if any, and maturity and having the same terms as such Securities, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released; provided, that nothing contained herein or in the Indenture shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid.

The Securities shall be redeemable at the option of the Company at any time and from time to time (a “Redemption Date”), in whole or in part, at a redemption price (the “Redemption Price”) equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued and unpaid interest, if any, up to but excluding the Redemption Date and (ii) the Make-Whole Amount (as defined below), if any.

If the Company has given notice as provided in the Indenture and funds for the redemption of the Securities called for redemption have been made available on the Redemption Date, such Securities shall cease to bear interest on the Redemption Date. Thereafter, the only right of the holders of the Securities shall be to receive payment of the Redemption Price.

The Company shall give notice of any optional redemption to holders of the Security at their addresses, as shown in the security register for the Securities, not more than 45 nor less than 30 days prior to the Redemption Date. The notice of redemption shall specify, among other items, the Redemption Price and the principal amount of the Securities held by such holder to be redeemed.

If less than all of the Securities are to be redeemed, the Company shall give the Trustee at least 60 days prior notice of the Redemption Date and of the aggregate principal amount of the Securities to be redeemed, and the Trustee shall select the Securities or portions of Securities to be redeemed either pro rata or by such method as the Trustee shall deem fair and appropriate; provided that if, at the time of redemption, such Securities are registered as Global Securities, the Depository shall determine, in accordance with its procedures, the principal amount of such Securities held by each owner of beneficial interests in Global Securities to be redeemed. The Trustee may select for redemption Securities and portions of Securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

“Make-Whole Amount” means the excess of (1) the present value, on the Redemption Date, of the principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the Redemption Date or accelerated payment) that would have been payable if such redemption or accelerated payment had not been made over (2) the aggregate principal amount of the Securities being redeemed or paid. The present value shall be determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (as defined below and as determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made.

“Reinvestment Rate” for the Securities means 0.10%, plus the arithmetic mean of the yields under the respective heading “Week Ending” published in the most recent Statistical Release (as defined below) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated in good faith by the Company.

All terms used in this Security and not otherwise defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

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